Contact:	Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979 Roger A. Young Vice President Investor and Media Relations 410-716-3979

FOR IMMEDIATE RELEASE: Friday, July 25, 2008

Subject:       Black & Decker Reports $1.58 Earnings Per Share for Second Quarter 2008; Declares Regular
                     Quarterly Cash Dividend

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings for the second quarter of 2008 were $96.7 million or $1.58 per diluted share, versus $118.0 million or $1.75 per diluted share for the second quarter of 2007.

        Sales decreased 3% for the quarter to $1.6 billion, including a positive 5% impact from foreign currency translation. Free cash flow was $157 million for the second quarter and $46 million year-to-date.

        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Black & Decker’s operating performance this quarter met our expectations, despite ongoing challenges in key markets and rising commodity costs. A favorable tax rate contributed approximately $0.12 to diluted earnings per share for the quarter, enabling us to exceed our EPS guidance. Weak demand in the U.S. and slowing conditions in parts of Western Europe, however, resulted in lower sales and earnings than in 2007.

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        “Sales in the Power Tools and Accessories segment decreased 10% for the quarter. In the U.S. Industrial Products Group, sales decreased at a double-digit rate, reflecting the continued slowdown in residential construction and remodeling. In the U.S. Consumer Products Group, sales decreased more than 25%. Lower demand was compounded by the ongoing effect of lost pressure washer listings and the impact of the transition from Firestorm® to Porter-Cable® branded products at a key customer. This transition, plus other product listing gains and favorable comparisons, should help the U.S. businesses narrow the sales decline in the second half. In Europe, sales decreased at a mid single-digit rate, due to slowing economic conditions in parts of Western Europe, partly offset by growth in Eastern Europe. Latin American sales continued to grow more than 20%, and operations in Canada and Asia also posted sales gains. Operating margin decreased to 7.9% for the Power Tools and Accessories segment, driven by lower sales volume and component cost inflation.

        “Sales in the Hardware and Home Improvement segment decreased 5% for the quarter. This represents an improvement versus the first quarter, partly due to order timing. Sales of Kwikset® and Weiser® products in the U.S. decreased at a mid single-digit rate, with strong results at a key customer mitigating the impact of the housing downturn in other channels. The U.S. faucet business had a low single-digit rate of sales decline, as reductions in the construction channel were largely offset by improvement at retail. Operating margin in the Hardware and Home Improvement segment decreased from the 2007 level to 9.3%, also primarily due to lower volume, but improved sequentially versus the first quarter.

        “In the Fastening and Assembly Systems segment, sales were flat for the quarter. North American sales decreased due to a sharp decline in automotive production levels. All other geographic regions posted strong growth. The segment’s operating margin increased slightly to 16.0% for the quarter.

        “We are pleased with the $157 million of free cash flow generated in the second quarter. Historically, our cash generation is stronger in the second half than the first, and therefore, we continue to expect a 100% conversion rate of full-year net earnings to free cash flow. We repurchased approximately one million shares of stock, at a cost well below the average closing price for the quarter. Through the first six months, we have repurchased nearly three million shares, or 5% of the shares outstanding.

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        “Looking ahead, we recognize the challenging environment, and continue to expect a mid-to-high single-digit rate of organic sales decline for the third quarter and full year. Our cost reduction efforts remain on track, but the forecast for component inflation has increased somewhat since our April estimate. Therefore, we now expect full-year diluted EPS in the range of $5.25-to-$5.45 per share, excluding the first-quarter restructuring charge of $0.20 per share. For the third quarter, we expect diluted EPS in the range of $1.30-to-$1.40.

        “Two years into a severe downturn, Black & Decker still delivers solid profitability, generates outstanding cash flow, and maintains a strong balance sheet. We continue to launch innovative new products and leverage our leading brands across the globe. Our management team is taking the right steps to reduce costs in difficult times and to position the company for growth when our markets turn around. We believe the disciplined execution of our strategy will create lasting value for our shareholders.”

        The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $0.42 per share of the Corporation’s outstanding common stock payable September 26, 2008, to stockholders of record at the close of business on September 12, 2008.

        The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss second-quarter results and the outlook for the remainder of 2008. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

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        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	June 29, 2008		July 1, 2007

SALES	$1,641.	7	$1,699.	9
Cost of goods sold	1,104.	5	1,112.	0
Selling, general, and administrative expenses	399.	5	401.	3

OPERATING INCOME	137.	7	186.	6
Interest expense (net of interest income)	14.	8	20.	0
Other expense	.	4	.	2

EARNINGS BEFORE INCOME TAXES	122.	5	166.	4
Income taxes	25.	8	48.	4

NET EARNINGS	$96.	7	$118.	0

NET EARNINGS PER COMMON SHARE - BASIC	$1.6	1	$1.8	0

Shares Used in Computing Basic Earnings Per Share (in Millions)	60.	1	65.	6

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.5	8	$1.7	5

Shares Used in Computing Diluted Earnings Per Share (in Millions)	61.	3	67.	5

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Six Months Ended

	June 29, 2008		July 1, 2007

SALES	$3,137.	5	$3,277.	1
Cost of goods sold	2,082.	8	2,128.	6
Selling, general, and administrative expenses	794.	1	792.	3
Restructuring and exit costs	18.	3	—

OPERATING INCOME	242.	3	356.	2
Interest expense (net of interest income)	31.	3	41.	5
Other expense	.	4	1.	3

EARNINGS BEFORE INCOME TAXES	210.	6	313.	4
Income taxes	46.	5	87.	3

NET EARNINGS	$164.1		$226.1

NET EARNINGS PER COMMON SHARE - BASIC	$2.7	2	$3.4	6

Shares Used in Computing Basic Earnings Per Share (in Millions)	60.	3	65.	4

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$2.6	7	$3.3	6

Shares Used in Computing Diluted Earnings Per Share (in Millions)	61.	5	67.	3

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	July 29, 2008	December 31, 2007

ASSETS
Cash and cash equivalents	$287.6	$254.7
Trade receivables	1,247.0	1,109.4
Inventories	1,106.6	1,145.8
Other current assets	369.2	329.6

TOTAL CURRENT ASSETS	3,010.4	2,839.5

PROPERTY, PLANT, AND EQUIPMENT	584.8	596.2
GOODWILL	1,221.3	1,212.9
OTHER ASSETS	735.3	762.3

	$5,551.8	$5,410.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$309.5	$329.7
Current maturities of long-term debt	.2	.2
Trade accounts payable	537.5	504.6
Other current liabilities	1,002.4	1,046.3

TOTAL CURRENT LIABILITIES	1,849.6	1,880.8

LONG-TERM DEBT	1,401.4	1,179.1
POSTRETIREMENT BENEFITS	314.4	311.3
OTHER LONG-TERM LIABILITIES	540.0	581.0
STOCKHOLDERS' EQUITY	1,446.4	1,458.7

	$5,551.8	$5,410.9

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended June 29, 2008	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations	Consolidated

Sales to unaffiliated customers	$1,150.1	$241.4	$183.4	$1,574.9	$66.8	$—	$1,641.7
Segment profit (loss) (for Consoli-
dated, operating income)	91.1	22.5	29.4	143.0	11.6	(16.9)	137.7
Depreciation and amortization	24.9	5.9	5.6	36.4	1.2	.6	38.2
Capital expenditures	16.7	4.7	5.3	26.7	.8	1.3	28.8

Three Months Ended July 1, 2007

Sales to unaffiliated customers	$1,273.8	$254.8	$182.8	$1,711.4	$(11.5)	$—	$1,699.9
Segment profit (loss) (for Consoli-
dated, operating income)	158.7	30.7	28.9	218.3	(1.5)	(30.2)	186.6
Depreciation and amortization	25.2	6.0	5.5	36.7	(.3)	.7	37.1
Capital expenditures	14.9	5.9	4.9	25.7	(.2)	1.0	26.5

Six Months Ended June 29, 2008

Sales to unaffiliated customers	$2,208.2	$453.7	$369.9	$3,031.8	$105.7	$—	$3,137.5
Segment profit (loss) (for Consoli-
dated, operating income before
restructuring and exit costs)	178.3	38.4	58.3	275.0	19.7	(34.1)	260.6
Depreciation and amortization	47.4	10.8	11.0	69.2	2.0	.7	71.9
Capital expenditures	31.8	10.0	9.3	51.1	1.3	1.4	53.8

Six Months Ended July 1, 2007

Sales to unaffiliated customers	$2,451.3	$502.9	$361.6	$3,315.8	$(38.7)	$—	$3,277.1
Segment profit (loss) (for Consoli-
dated, operating income)	305.0	58.9	57.5	421.4	(5.5)	(59.7)	356.2
Depreciation and amortization	50.0	13.2	10.6	73.8	(.8)	1.3	74.3
Capital expenditures	27.9	10.7	7.3	45.9	(.4)	1.1	46.6

The reconciliation of segment profit to the Corporation's earnings before income taxes for each period, in millions of dollars, is as follows:

	Three Months Ended		Six Months Ended

	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007

Segment profit for total reportable business segments	$143.0	$218.3	$275.0	$421.4
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to
actual rates	11.6	(1.5)	19.7	(5.5)
Depreciation of Corporate property	(.6)	(.3)	(.7)	(.5)
Adjustment to businesses' postretirement benefit
expenses booked in consolidation	(1.0)	(5.0)	(1.9)	(9.8)
Other adjustments booked in consolidation directly
related to reportable business segments	(1.1)	(4.9)	(3.3)	(3.6)
Amounts allocated to businesses in arriving at segment
profit in excess of (less than) Corporate center operating
expenses, eliminations, and other amounts identified above	(14.2)	(20.0)	(28.2)	(45.8)

Operating income before restructuring and exit costs	137.7	186.6	260.6	356.2
Restructuring and exit costs	—	—	18.3	—

Operating income	137.7	186.6	242.3	356.2
Interest expense, net of interest income	14.8	20.0	31.3	41.5
Other expense	.4	.2	.4	1.3

Earnings before income taxes	$122.5	$166.4	$210.6	$313.4

BASIS OF PRESENTATION:

The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and industrial power tools and accessories, lawn and garden products, and electric cleaning, automotive, lighting, and household products, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; and for the sale of plumbing products to customers outside the United States and Canada. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income before restructuring and exit costs). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2008. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

        To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow generation and usage based upon operating, investing and financing activities classifications established under GAAP, the Corporation also measures its free cash flow. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

        This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Impact of favorable tax rate:

        This press release indicates that a favorable tax rate contributed approximately $0.12 to diluted earnings per share for the quarter, enabling the Corporation to exceed its guidance. That $0.12 contribution to diluted earnings per share was computed utilizing the 27% effective income tax rate inherent in the Corporation’s second quarter earnings guidance. A computation of the $0.12 follows (amounts in millions, except per share amounts):

	Three Months Ended
	June 29, 2008

Earnings before income taxes	$122.	5
Computed income tax expense at 27% effective
income tax rate assumed in the second quarter
2008 earnings guidance	$33.	1
Less: Income tax expense	25.	8

Computed income tax benefit	$7.	3

Shares used in computing diluted earnings per share	61.	3

Computed benefit per diluted share - actual tax
expense less than taxes computed at 27% effective
income tax rate	$0.1	2

Free cash flow:

        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets for the three and six months ended June 29, 2008, is as follows (dollars in millions):

	Three Months Ended	Six Months Ended
	June 29, 2008	June 29, 2008

Cash flow from operating activities	$185.2	$98.3
Capital expenditures	(28.8)	(53.8)
Proceeds from disposals of assets	.8	1.6

Free cash flow	$157.2	$46.1

Diluted earnings per share, excluding the restructuring charge, for the full year 2008:

        This press release includes a forward-looking statement with respect to management’s expectation that the Corporation’s diluted earnings per share would range from $5.25 to $5.45 for the full year, excluding the impact of the first quarter restructuring charge of $18.3 million pre-tax ($12.2 million after-tax), or $0.20 per share.  Management’s expectation is that the Corporation’s diluted earnings per share would range from $5.05 to $5.25 for the full year, including the impact of the first quarter restructuring charge.